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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-113630) and related Prospectus of American Equity Investment Life Holding Company ("American Equity"), American Equity Capital Trust V ("Trust V") and American Equity Capital Trust VI ("Trust VI") for the registration of debt securities of American Equity and trust preferred securities of Trust V and Trust VI with an aggregate amount to be registered of $250,000,000, and to the incorporation by reference therein of our report dated February 27, 2004, with respect to the consolidated financial statements and schedules of American Equity Investment Life Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 4, 2004.

/s/ ERNST & YOUNG LLP

Des Moines, Iowa
April 22, 2004

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Consent of Independent Auditors